Exhibit 3.32

LIMITED LIABILITY COMPANY AGREEMENT

OF

WE’RE RELATED, LLC

i

LIMITED LIABILITY COMPANY AGREEMENT

OF

WE’RE RELATED, LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of We’re Related, LLC, a Delaware limited liability company (the “Company”), is entered into as of the 14th day of February, 2012, by and between the Company and FamilyLink.com, Inc., as the sole member of the Company (the “Member”).

The Member is executing this Agreement for the purpose of forming a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the “Delaware Act”), and hereby certifies and agrees as follows:

1. Name; Formation. The name of the limited liability company formed hereby is We’re Related, LLC. The Company shall be formed pursuant to this Agreement and upon the filing of a certificate of formation of the Company with the Secretary of State of the State of Delaware setting forth the information required by Section 18-201 of the Delaware Act. The Manager (as hereinafter defined) is hereby designated as an authorized person, within the meaning of the Delaware Act to execute, deliver and file the certificate of formation of the Company, and any action taken prior to the execution of this Agreement in connection therewith by the Manager is hereby ratified and confirmed.

2. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed and engaging in any and all activities necessary or incidental to the foregoing.

3. Powers of the Company.

(i) The Company shall have the power and authority to take any and all actions necessary, appropriate, advisable, convenient or incidental to, or for the furtherance of, the purpose set forth in Section 2, including, but not limited to, the power:

(a) to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Delaware Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

(b) to acquire, by purchase, lease, contribution of property or otherwise, and to own, hold, operate, maintain, finance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

(c) to enter into, perform and carry out contracts of any kind, including, without limitation, contracts with the Member or any person or other entity that directly or indirectly controls, is controlled by, or is under common control with the Member (any such person or entity, an “Affiliate”), or any agent of the Company necessary to, in connection with, convenient to, or incidental to, the accomplishment of the purpose of the Company. For purposes of the definition of Affiliate, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities or otherwise;

(d) to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in, or obligations of, domestic or foreign corporations, associations, general or limited partnerships (including, without limitation, the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including, without limitation, the power to be admitted as a member or appointed as a manager thereof and to exercise the rights and perform the duties created thereby), and other entities or individuals, or direct or indirect obligations of the United States or any foreign country or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

(e) to lend money for any proper purpose, to invest and reinvest its funds, and to take and hold real and personal property for the payment of funds so loaned or invested;

(f) to sue and be sued, complain and defend and participate in administrative or other proceedings, in its name;

(g) to appoint employees and agents of the Company, and define their duties and fix their compensation;

(h) to indemnify any person or entity and to obtain any and all types of insurance;

(i) to cease its activities and cancel its insurance;

(j) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

(k) to borrow money and issue evidences of indebtedness, and to secure the same by a mortgage, pledge or other lien on any or all of the assets of the Company;

(l) to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of, or against, the Company or to hold such proceeds against the payment of contingent liabilities; and

(m) to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.

(ii) The Company may merge with, or consolidate into, another Delaware limited liability company or other business entity (as defined in Section 18-209(a) of the Delaware Act) upon the approval of the Member, in its sole discretion.

4. Member. The Member’s interest in the company shall consist of the number of units (the “Units”) set forth in Exhibit A hereto. The name and the business, residence or mailing address of the Member of the Company are as follows:

Name:	FamilyLink.com, Inc.	Address:	4778 N 300 W Suite 230
Provo, Utah 84604

5. Powers of Member. The Member shall have the power to exercise any and all rights and powers granted to the Member pursuant to the express terms of this Agreement. Except as otherwise specifically provided by this Agreement or required by the Delaware Act, the Manager (as hereinafter defined) shall have the power to act for and on behalf of, and to bind, the Company. The Manager is hereby designated as an authorized person, within the meaning of the Delaware Act, to execute, deliver and file any amendments and/or restatements to the certificate of formation of the Company and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

6. Management.

6.1 Management of the Company.

(i) Member shall be the manager of the Company (the “Manager”) and, in such capacity, shall manage the Company in accordance with this Agreement. The Manager is an agent of the Company’s business, and the actions of the Manager taken in such capacity and in accordance with this Agreement shall bind the Company.

(ii) The Manager shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purpose of the Company as set forth herein. The Manager shall be the sole person or entity with the power to bind the Company, except and to the extent that such power is expressly delegated to any other person or entity by the Manager, and such delegation shall not cause the Manager to cease to be the Manager or the Member (if applicable). The Manager shall be a “manager” (within the meaning of the Delaware Act) of the Company.

(iii) The Manager may be removed with or without cause by the Member. The Manager shall serve until removed and the Manager’s successor is designated by the Member or until the Manager’s earlier death, retirement or incapacity. Upon the death, retirement or incapacity of the Manager, a successor shall be designated by the Member.

(iv) The Company shall have such officers as the Manager may appoint, from time to time, and all such officers shall be appointed and removed at the will of the Manager and shall perform such functions as are specified by the Manager. Paul Brockbank is hereby appointed as the President, Chief Executive Officer and Secretary of the Company, with such duties, responsibilities and authority as are usually associated with such offices.

(v) The Manager may appoint, employ, or otherwise contract with such other persons or entities for the transaction of the business of the Company or the performance of services for, or on behalf of, the Company as it shall determine in his or her sole discretion. The Manager may delegate to any officer of the Company, or to any such other person or entity, such authority to act on behalf of the Company as the Manager may from time to time deem appropriate in his or her sole discretion. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Manager. Except as otherwise provided by the Manager, when the taking of such action has been authorized by the Manager, the Manager or any officer of the Company, or any other person specifically authorized by the Manager, may execute any contract or other agreement or document on behalf of the Company.

6.2 Powers of the Manager. The Manager shall have the right, power and authority, in the management of the business and affairs of the Company, to do or cause to be done any and all acts deemed by the Manager to be necessary or appropriate to effectuate the business, purposes and objectives of the Company, at the expense of the Company. Without limiting the generality of the foregoing, the Manager shall have the power and authority to:

(i) establish a record date with respect to all actions to be taken hereunder that require a record date be established, including with respect to allocations and distributions;

(ii) bring and defend on behalf of the Company actions and proceedings at law or in equity before any court or governmental, administrative or other regulatory agency, body or commission or otherwise; and

(iii) execute all documents or instruments, perform all duties and powers and do all things for, and on behalf of, the Company in all matters necessary, desirable, convenient or incidental to the purpose of the Company, including, without limitation, all documents, agreements and instruments related to the making of investments of Company funds.

The expression of any power or authority of the Manager in this Agreement shall not in any way limit or exclude any other power or authority of the Manager that is not specifically or expressly set forth in this Agreement.

6.3 No Management by Other Persons or Entities. Except as provided in Section 6.1(iv) or as otherwise expressly delegated by the Manager, no person or entity other than the Manager and the Member shall be an agent of the Company or have any right, power or authority to transact any business in the name of the Company or to act for, or on behalf of, or to bind, the Company.

6.4 Reliance by Third Parties. Any person or entity dealing with the Company or the Manager or the Member may rely upon a certificate signed by the Manager as to:

(i) the identity of the Manager or the Member;

(ii) the existence or non-existence of any fact or facts that constitute a condition precedent to acts by the Manager or the Member or are in any other manner germane to the affairs of the Company;

(iii) the persons who, or entities that, are authorized to execute and deliver any instrument or document of, or on behalf of, the Company; or

(iv) any act or failure to act by the Company or as to any other matter whatsoever, involving the Company or the Member.

6.5 Records and Information. Unless otherwise required by a mandatory provision of law, neither the Company, the Member nor the Manager shall have any obligation to maintain any books or records of the Company; provided that the Manager may keep books and records of the Company and may, from time to time, designate recordkeeping requirements for the Company.

7. Term; Dissolution. The term of the Company shall be perpetual unless the Company is dissolved and terminated in accordance with this Section 7. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (a) the written consent of the Member, or (b) the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act. If at any time there is no Member of the Company, the Company shall not dissolve but the personal representative (as defined in the Delaware Act) of the Member shall agree in writing to continue the Company and to the admission of the personal representative of the Member or its nominee or its designee to the Company as a Member, effective as of the occurrence of the event that terminated the continued membership of the Member. Upon the dissolution of the Company, the Manager shall wind up the Company’s affairs as provided in the Delaware Act. Upon completion of the winding up of the Company, the Manager shall distribute the property of the Company as follows:

(i) First, to creditors, including the Member if it is a creditor, to the extent permitted by law, in satisfaction of the Company’s liabilities (whether by payment or the making of reasonable provision for payment thereof); and

(ii) Second, to the Member in cash or property, or partly in cash and partly in property, as determined by the Manager.

Upon the completion of the winding up and liquidation of the Company, the Manager shall file a certificate of cancellation with the Secretary of State of the State of Delaware canceling the Company’s certificate of formation at which time the Company shall terminate.

8. Capital Contribution. The Member has contributed no property to the Company.

9. Additional Contributions. The Member may, but is not required to, make any additional capital contribution to the Company.

10. Allocation of Profits and Losses; Tax Status. The Company’s profits and losses shall be allocated to the Member. At all times that the Company has only one member (who owns 100% of the limited liability company interests in the Company), it is the intention of the Member that the Company be disregarded for federal, state, local and foreign income tax purposes and that the Company be treated as a division of the Member.

11. Distributions. Distributions shall be made to the Member at the times and in the amounts determined by the Manager, provided that no distribution shall be made in violation of the Delaware Act and, unless otherwise determined by the Manager, no distribution will be paid to the Member upon its withdrawal in connection with the voluntary assignment of its entire interest pursuant to Section 12 hereof.

12. Assignments. The Member may transfer or assign (including as a collateral assignment or pledge) in whole or in part its limited liability company interest. In connection with a voluntary transfer or assignment by the Member of its entire limited liability company interest in the Company, the Member will automatically withdraw and the assignee will automatically and simultaneously be admitted as the successor Member without any further action at the time such voluntary transfer or assignment becomes effective under applicable law and the Company shall be continued without dissolution. In connection with a partial assignment or transfer by the Member of its limited liability company interest in the Company, this Agreement shall be amended to reflect the fact that the Company will have more than one member or one member and one or more economic interest holding assignees.

13. Resignation. The Member may resign from the Company at such time as it shall determine.

14. Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the consent of the Member. Prior to the admission of any such additional member of the Company, this Agreement shall be amended by the Member and the person or persons to be admitted as additional members to make such changes as they shall determine to reflect the fact that the Company shall have more than one member.

15. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Member.

16. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, without regard to the rules of conflict of laws thereof or of any other jurisdiction that would call for the application of the substantive laws of a jurisdiction other than the State of Delaware.

17. Entire Agreement. This Agreement and the documents and agreements contemplated in this Agreement constitute the entire agreement with the Member with regard to the subject matter hereof and thereof.

18. Benefits. Except as expressly provided herein, this Agreement is entered into for the sole and exclusive benefit of the parties hereto and will not be interpreted in such a manner as to give rise to or create any rights or benefits of or for any person or entity not a party hereto.

19. Severability. If any provision of this Agreement, or the application of such provision to any person or circumstances, is held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall continue in full force without being impaired or invalidated.

[Remainder of page left intentionally blank.]

IN WITNESS WHEREOF, the undersigned has duly executed this Limited Liability Company Agreement as of the day and year first aforesaid.

WE’RE RELATED, LLC
By:	FamilyLink.com, Inc., Its Sole Member

By:
	Name:	Paul Brockbank
	Title:	President

FAMILYLINK.COM, INC.

By:
	Name:	Paul Brockbank
	Title:	Chief Executive Officer

EXHIBIT A

NAME AND MEMBERSHIP INTERESTS

Member	Interest

FamilyLink.com, Inc.	100 Units